UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices, and Zip Code)

(858) 836-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	RMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Principal Officer Appointment.

Appointment of Jan De Witte to Board of Directors

On May 16, 2019, ResMed Inc. appointed Jan De Witte to serve on its board of directors, with a term expiring at ResMed’s 2019 annual meeting of stockholders, or until Mr. De Witte’s earlier death, disability, resignation or removal. Mr. De Witte is the chief executive officer and member of the board of directors of Barco NV. Mr. De Witte will serve on ResMed’s audit committee.

Mr. De Witte was not selected to serve on ResMed’s board of directors under any arrangement or understanding between Mr. De Witte and any other person. ResMed is not aware of any transactions with Mr. De Witte that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with ResMed’s customary practice, ResMed is entering into its standard form of indemnification agreement with Mr. De Witte, which will require ResMed to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. De Witte’s indemnification agreement is qualified in its entirety by the full text of ResMed’s standard form of indemnification agreement, which is incorporated here by reference to Exhibit 10.1 to ResMed’s current report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009.

As a non-executive director, Mr. De Witte will participate in ResMed’s director compensation program on a pro rata basis, as described under the caption “Director Compensation—2018” in ResMed’s proxy statement filed with the Securities and Exchange Commission on October 3, 2018.

Expected Retirement of John Wareham from Board of Directors

Also on May 15, 2019, John Wareham, a member of ResMed’s board of directors, announced that he intends to retire from the board of directors, effective at ResMed’s 2019 annual meeting of stockholders, which is anticipated to occur in November 2019. Mr. Wareham’s intention to retire is not due to any disagreement with ResMed on any matter relating to ResMed’s operations, policies or practices.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: May 16, 2019	RESMED INC. (registrant)

	By:	/s/ David Pendarvis
Name: David Pendarvis
Its: Secretary